UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 16, 2025

Aether Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42595	35-2818803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, 30th Floor

New York, New York 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 363-0886

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	ATHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on April 11, 2025, Aether Holdings, Inc. (the “Company”) consummated its initial public offering (the “Offering”) of 1,800,000 shares of the Company’s common stock, par value $0.001 per share, at a price to the public of $4.30 per share, generating gross proceeds of $7,740,000. The Company entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC and Axiom Capital Management, Inc., acting as the representatives of the several underwriters (the “Representatives”), in connection with the Offering, pursuant to which the Company granted the Representatives an option, exercisable for 30 days, to purchase up to an additional 270,000 shares of common stock at the public offering price of $4.30 (the “Over-Allotment Option”).

On April 16, 2025, the Company closed on the fully exercised Over-Allotment Option resulting in additional gross proceeds to the Company of approximately $1.16 million, before deducting underwriting discounts, commissions and estimated offering expenses. After giving effect to the full exercise of the Over-Allotment Option, a total of 2,070,000 shares of common stock have been issued and sold in the Offering, and the gross proceeds from the Offering, including the full exercise of the Over-Allotment Option, before deducting underwriting discounts, commissions and estimated offering expenses, was approximately $8.9 million

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2025	Aether Holdings, Inc.

	By:	/s/ Nicolas Lin
	Name:	Nicolas Lin
	Title:	Chief Executive Officer